UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2007

MONTGOMERY REALTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30724	88-0377199
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

400 Oyster Point Blvd., Suite 415 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 266-8080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 25, 2007, Montgomery Realty Group, Inc., completed the closing of its sale of the London Square Apartments in Austin, Texas, to Cypress Real Estate Investors, Inc., an unrelated third party. The existing loan of $2,400,000 was repaid through escrow.

Montgomery sold the property for a total sale price of $4,900,000. Montgomery acquired the property in June 2005 for approximately $3,200,000. Following Montgomery’s renovation of the property, this sale resulted in a gain of approximately $815,000. The net cash proceeds from the sale, after all prorations and similar items, were approximately $394,000.

Montgomery has structured the transaction to qualify as a tax-free exchange under Internal Revenue Code Section 1031. Montgomery employed the services of Mark D. Zimmerman to act as Montgomery’s qualified exchange accommodator. Mr. Zimmerman executed an Exchange Accommodator Agreement prior to the sale, which agreement calls for Mr. Zimmerman to reinvest $2,000,000 of the proceeds in a qualified replacement property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONTGOMERY REALTY GROUP, INC.
Registrant

Dated: April 30, 2007	By:	/s/ Dinesh Maniar
Dinesh Maniar
President

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